Exhibit 32.1

Certifications Pursuant to 18 U.S.C. § 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each undersigned officer of Spirit Airlines, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i.)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2019 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2020	/s/ Edward M. Christie
Edward M. Christie
President and Chief Executive Officer

Date: February 5, 2020	/s/ Scott M. Haralson
Scott M. Haralson
Senior Vice President and Chief Financial Officer